ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE
OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE
INTERNAL REVENUE CODE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR AN INTEREST IN A PERMANENT GLOBAL NOTE OR DEFINITIVE NOTES IN BEARER FORM, THIS TEMPORARY GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS TEMPORARY GLOBAL NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY
ANY UNITED STATES FEDERAL AGENCY.
                                                  ISIN:
BEARER                                            BEARER
No.FXR                                        U.S.$
                      TEMPORARY GLOBAL NOTE

                 THE CHASE MANHATTAN CORPORATION
                SENIOR MEDIUM-TERM NOTE, SERIES B
                           (Fixed Rate)

ORIGINAL ISSUE DATE:     INTEREST RATE:        STATED MATURITY DATE:

____________________     __________________%   ___________________

INITIAL REDEMPTION       INITIAL REDEMPTION    ANNUAL REDEMPTION
DATE:                    PERCENTAGE:           PERCENTAGE REDUCTION:
____________________     __________________    ___________________

HOLDER'S OPTIONAL       TOTAL AMOUNT OF OID:   ORIGINAL YIELD TO
REPAYMENT DATE(S):                             MATURITY:

____________________     ___________________   ___________________

INITIAL SHORT ACCRUAL   LISTING ON LUXEMBOURG  TAX REDEMPTION:
PERIOD OID:             STOCK EXCHANGE:

____________________    Yes o      No o       Yes o      No o

ISSUE PRICE:            OTHER PROVISIONS:

____________________    _________________

The Senior Medium-Term Notes, Series B represented by this
Temporary Global Note are listed on The Luxembourg Stock Exchange if so specified above.

     This Temporary Global Note is to be held by the London office of The Chase Manhattan Bank, N.A. as common depository (the "Common Depository") for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Cedel Bank S.A. ("Cedel") on behalf of account holders which have beneficial interests in the Notes represented by this Temporary Global Note credited to their respective securities accounts with Euroclear or Cedel from time to time.

          The Chase Manhattan Corporation, a Delaware corporation (the "Company"), for value received, hereby promises to pay to bearer upon presentation and surrender of this Temporary Global Note, the principal sum of ____________________ DOLLARS on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment, semiannually on __________ and __________ (each an "Interest Payment Date") in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above and on the Stated Maturity Date shown above (or any Redemption Date as defined below or any Holder's Optional Repayment Date with respect to which such option has been exercised, each such Stated Maturity Date, Redemption Date and Holder's Optional Repayment Date being herein referred to as a "Maturity Date" with respect to the principal payable on such date) in each case to the bearer of this Temporary Global Note. Interest on this Temporary Global Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date specified above until the principal hereof has been paid or duly made available for payment. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day as defined below, principal, premium, if any, or interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest on such payment shall accrue for the period from and after such Maturity Date or Interest Payment Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date or the Maturity Date will, subject to certain exceptions, be paid upon presentation and, at maturity, surrender of this Temporary Global Note at the principal office of any of the Paying Agents (as defined below), but in each case subject to the requirements as to certification provided herein. Upon payment of interest on this Temporary Global Note, the Principal Paying Agent (as defined below) shall cause Schedule A of this Temporary Global Note to be endorsed to reflect any such payment.

     As used herein, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which banks in the City of London or in Luxembourg are authorized or required by law, regulation or executive order to close and "London Banking Day" means any day other than a Saturday, Sunday, legal holiday or other day on which banks in the City of London are authorized or required by law, regulation or executive order to close.

     Payment of the principal of, premium, if any, and interest due on this Temporary Global Note will be made in immediately available funds upon presentation of this Temporary Global Note at the designated office or agency of the Paying Agents (as defined below) by credit or transfer to an account with a bank in Europe. No payment with respect to this Temporary Global Note will be made at any office or agency maintained by the Company in the United States nor will any such payment be made by transfer to an account, or by mail to an address, in the United States. Notwithstanding the foregoing, payments of principal and interest on this Temporary Global Note will be made in U.S. dollars at the principal office of The Chase Manhattan Bank, N.A. (the "Bank") in The City of New York where at any particular time its corporate trust business shall be administered if payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

     Interest on and principal of this Temporary Global Note due on the Interest Payment Dates and at any Maturity Date, as the case may be, will be paid without discrimination as to nationality or domicile of the Holder of this Temporary Global Note and without requiring the presentation of an affidavit of any kind or the fulfillment of any other formality, except as may be prescribed by applicable laws or regulations in the country in which such payment is made and except as provided in this Temporary Global Note.

     Prior to the Exchange Date (as defined below), all payments
(if any) on this Temporary Global Note will be made to Euroclear and/or Cedel to the extent that there is presented to any Paying

Agent by Euroclear and/or Cedel, as the case may be, a certificate, substantially in the form set out in Schedule B-1 hereto, to the effect that it has received from or with respect to a person entitled to a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form set out in Schedule B-2 hereto. Interest in respect of any portion of this Temporary Global Note payable prior to or after the Exchange Date but as to which such certification has not been received by the Exchange Date will be paid by the Principal Paying Agent to the beneficial owner of such portion only upon issuance of the Permanent Global Note or the definitive Notes in bearer form, as the case may be, related thereto after receipt by Euroclear and/or Cedel from or with respect to a person entitled to a particular principal amount of the Notes (as shown by its records) of the certificate in or substantially in the form set out in Schedule B-2 hereto.

     On or after the date (the "Exchange Date") which is the later of (i) 40 calendar days after the Original Issue Date or (ii) the date of completion of the distribution of the Notes represented by this Temporary Global Note as certified by the relevant selling agent to the Trustee and the Principal Paying Agent, this Temporary Global Note will be exchanged, in whole or in part, for a Permanent Global Note in exchange for the principal amount of this Temporary Global Note for which certificates in Schedules B-1 and B-2 have been received as aforesaid. Any Holder of a beneficial interest who has not provided the certification in the form of Schedule B-2 shall continue to hold such Holder's beneficial interest through this Temporary Global Note and will not be entitled to receive interest or principal until such certification has been delivered as aforesaid and upon delivery of such certification such Holder's interest will be exchanged for a beneficial interest in the Permanent Global Note or, if the Permanent Global Note has previously been exchanged in whole for definitive Notes in bearer form and canceled, then for definitive Notes in bearer form. The Permanent Global Note shall be so issued and delivered to the Common Depository.

     If the Permanent Global Note has previously been exchanged in whole for definitive Notes in bearer form and canceled, any remaining Holder of a beneficial interest in this Temporary Global Note, shall be entitled to security-printed definitive Notes in bearer form in denominations of U.S.$100,000 or U.S.$5,000 each in exchange for all of such Holder's beneficial interest in this Temporary Global Note by having Euroclear and/or Cedel present to any Paying Agent, a certificate, substantially in the form set out in Schedule B-1 hereto, to the effect that it has received from or with respect to a person entitled to a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form set out in Schedule B-2 hereto. Subject as aforesaid and to at least 60 days written notice expiring at least 30 days after the Exchange Date being given to the Principal Paying Agent by Euroclear and/or Cedel, such definitive Notes will be issued on any London Banking Day. No definitive Note in bearer form delivered in exchange for a portion of this Temporary Global Note will be mailed or otherwise delivered to any location in the United States in connection with such an exchange. Delivery of the definitive Notes in bearer form will be made without charge (save for any costs of postage and postal insurance).

     Beneficial interests in this Temporary Global Note will be transferable in accordance with the rules and procedures for the time being of Euroclear or Cedel.

     On the exchange of the whole of this Temporary Global Note, this Temporary Global Note shall be surrendered to the Principal
Paying Agent (as defined below).

     Until the exchange of the whole of this Temporary Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits under the Indenture as if it were the bearer of a duly authenticated and delivered definitive Note in bearer form.

     This Senior Medium-Term Note, Series B is one of a duly authorized series of Senior Debt Securities (hereinafter called the "Securities") of the Company issued and to be issued under an Indenture dated as of July 1, 1986, as supplemented by a First Supplemental Indenture, dated as of November 1, 1990 and a Second Supplemental Indenture, dated as of May 1, 1991, (as so amended and supplemented, the "Indenture"), between the Company and Bankers Trust Company as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Senior Medium-Term Notes, Series B (the "Senior Medium-Term Notes" or the "Notes") and the terms upon which the Senior Medium-Term Notes are, and are to be, authenticated and delivered. The Bank acting through its corporate trust office at Woolgate House, Coleman Street, London EC2P 2HD (the "Principal Paying Agent"), and Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg are initial paying agents for the payment of interest and principal of the Senior Medium-Term Notes (each, along with any other paying agents from time to time duly appointed by the Company in accordance with the provisions of the Indenture, a "Paying Agent"); and the Bank acting through its corporate trust office in London is the authenticating agent for the Senior Medium-Term Notes (the "Paying and Authenticating Agent"). The Senior Medium-Term Notes may bear different Original Issue Dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture, and the terms of which are specified in the applicable pricing supplement relating thereto.

     This Temporary Global Note is not subject to any sinking fund.

     This Temporary Global Note may be subject to repayment at the option of the Holder on any Holder's Optional Repayment Date(s), if any, indicated above. If no Holder's Optional Repayment Dates are set forth above, this Temporary Global Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Holder's Optional Repayment Date this Temporary Global Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Temporary Global Note to be repaid in whole or in part at the option of the Holder hereof, this Temporary Global Note must be received by the Paying and Authenticating Agent at the principal corporate trust office of the Bank at its office at Woolgate House, Coleman Street, London EC2P 2HD, or at the office of Chase Manhattan Bank Luxembourg S.A., 5 Rue Plaetis, L-2338 Luxembourg, or such other address which the Company shall from time to time notify the Holders of the Senior Medium-Term Notes, not more than 60 nor less than 30 days prior to a Holder's Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

     This Temporary Global Note may be redeemed at the option of the Company on any date on and after the Initial Redemption Date, if any, specified above (the "Redemption Date"), except as provided in the next succeeding paragraph. If no Initial Redemption Date is set forth above, this Temporary Global Note may not be redeemed at the option of the Company prior to the Stated Maturity Date, except in the event the Company is required to pay any Additional Amounts (as defined below) with respect to the payment of principal and interest on this Temporary Global Note.

On and after the Initial Redemption Date, if any, this Temporary Global Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given to the Holder not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Temporary Global Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     Unless otherwise indicated on the face hereof, this Temporary Global Note will be subject to redemption as a whole but not in part at the option of the Company, at a redemption price equal to the principal amount hereof (or if this Temporary Global Note is an Original Issue Discount Note at the Amortized Face Amount(as defined below)) together with accrued and unpaid interest, if any, to the date fixed for redemption, upon notice as described below, if the Company determines that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date hereof, the Company has or will become obligated to pay Additional Amounts (as hereinafter defined) with respect to this Temporary Global Note as described below; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of this Temporary Global Note then due. The Company will make its determination with respect to redemption as soon as practicable after it becomes aware of an event that might give rise to such a determination, such determination to be evidenced by the delivery to the Trustee of an Officer's Certificate with respect thereto. If the Company has elected to redeem this Temporary Global Note, the Trustee will give notice to the Holder hereof within 15 days after the date the Trustee is notified of the Company's election to redeem this Temporary Global Note or make additional payments as described above. Such notice will state the nature of the Company's election, the reasons for and the nature of such determination and the last day by which redemption may be made.

     The Company will, subject to the limitations and exceptions set forth below, pay to the Holder on behalf of an owner of a beneficial interest (an "Owner") in this Temporary Global Note who is a United States Alien (as hereinafter defined) such additional amounts (the "Additional Amounts") as may be necessary so that every net payment to such Owner of principal and premium, if any, and interest, if any, on this Temporary Global Note, after deduction or withholding for or on account of any present or future tax, assessment of other governmental charge imposed upon such Owner, or by reason of the making of such net or additional payment, by the United States, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Temporary Global Note to be then due and payable. However, the Company shall not be required to make any such payment of Additional Amounts for or on account of:

          (1) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Owner (or between a fiduciary, settlor or beneficiary of, or possessor of a power over, such Owner, if such Owner is an estate or a trust, or between a member or shareholder of such Owner, if such Owner is a partnership or corporation) and the United States, including, without limitation, such Owner (or such fiduciary, settlor, beneficiary, possessor, member or shareholder) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in a trade or business or present therein, or having or having had a permanent establishment therein, or (ii) the presentation of this Temporary Global Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (2) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

          (3) any tax, assessment or other governmental charge imposed by reason of such Owner's past or present status (i) as a private foundation or other tax exempt organization or a domestic or foreign personal holding company with respect to the United
     States, (ii) as a corporation that accumulates earnings to avoid United States income taxes, (iii) as a controlled foreign corporation with respect to the United States, (iv) as the owner, actually or constructively, of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, or (v) as a bank that acquires a Note as an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

          (4) any tax, assessment or other governmental charge which is payable primarily otherwise than by deduction or withholding from payments on this Temporary Global Note;

          (5) any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or Owner of this Temporary Global
     Note if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (6) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from a payment on this Temporary Global Note, if such payment can be made without such withholding by any other Paying Agent of the Company outside the United
     States;

          (7) any tax, assessment or other governmental charge that would not have been so imposed but for the Owner being or having been a person within a country with respect to which the United States Treasury Department has determined under Sections 871(h)(6) and 881(c)(6) of the Internal Revenue Code of 1986, as amended (the "Code"), on or before the Original Issue Date specified above that payments of interest to persons within such country are not subject to the repeal of the United States withholding tax provided for in Sections 871(h) and 881(c) of the Code; or

          (8)  any combination of items (1), (2), (3), (4), (5), (6) or (7), above;

nor shall Additional Amounts be paid to any holder on behalf of any Owner who is a fiduciary or partnership or other than the sole Owner of this Temporary Global Note to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the Owner would not have been entitled to payment of the Additional Amount had such beneficiary, settlor, member or Owner been the sole Owner of this Temporary Global Note. The term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

     Except as specifically provided above, the Company will not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

     Notices to the holders of the Notes with respect to redemption as provided above will be given as specified in the Indenture not more than 60 nor less than 30 days prior to the Redemption Date.

     If this Temporary Global Note is redeemable at the option of the Company (other than as a result of the Company being obliged to pay Additional Amounts as provided above), the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Temporary Global Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to (i) the Issue Price set forth above plus (ii) that portion of the difference between the Issue Price and the principal amount of such Note that has accrued at the Original Yield to Maturity (computed in accordance with generally accepted United States bond yield computation principles) by the date of calculation, as calculated by the Paying and Authenticating Agent, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

     Interest payments on this Temporary Global Note will include interest accrued to but excluding the Interest Payment Date or the Maturity Date, as the case may be. Interest payments for this Temporary Global Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     If an Event of Default with respect to the Senior Medium-Term Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount (or Amortized Face Amount, in the case of Original Issue Discount Notes) of the Outstanding Senior Medium-Term Notes may declare the principal (or Amortized Face Amount, in the case of Original Issue Discount Notes) of all the Senior Medium-Term Notes due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Temporary Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Temporary Global Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Temporary Global Note.

     No reference herein to the Indenture and no provision of this Temporary Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Temporary Global Note at the time, place, and rate, and in the currency, currency unit or composite currency, prescribed herein and in the Indenture.

     The Company, the Trustee and the Paying Agents may deem and treat the bearer of this Temporary Global Note as the absolute owner of such Temporary Global Note for the purpose of receiving payment herefor, or on account herefor, and for all purposes, whether or not this Temporary Global Note be overdue and notwithstanding any notation of ownership or other writing hereon, and neither the Company, the Trustee nor the Paying Agents shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of (and premium, if any) or the interest on this Temporary Global Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Indenture and the Senior Medium-Term Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

     All terms used in this Temporary Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Temporary Global Note may be transferred by delivery;
provided, however, that this Temporary Global Note may be transferred only to a common depository outside the United States for Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear or Cedel or to a nominee of such a depository.

     Unless the Certificate of Authentication hereon has been executed by the Authenticating Agent or the Trustee under the Indenture by the manual signature of one of its authorized officers, this Temporary Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and its corporate seal to be imprinted hereon.

                              THE CHASE MANHATTAN CORPORATION


                              By:  _____________________





          [SEAL]              By:  _____________________





TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Bankers Trust Company, as Trustee  or  Bankers Trust Company,
                                        as Trustee

                                 By: The Chase Manhattan Bank, N.A.,
as Authenticating Agent


By:________________________      By:______________________________
   Authorized Officer               Authorized Officer

                            Schedule A

                        INTEREST PAYMENTS


                                                          Confirmation of
                         Total Amount                     payment by or
Interest      Date of    of Interest     Amount of        on behalf of
Payment Date  Payment    Payable         Interest Paid    the Company
- ------------  -------    ---------       -------------    ---------------
First        _________   ____________    _____________    _______________

Second       _________   ____________    _____________    _______________

Third        _________   ____________    _____________    _______________

Fourth       _________   ____________    _____________    _______________

Fifth        _________   ____________    _____________    _______________

Sixth        _________   ____________    _____________    _______________

Seventh      _________   ____________    _____________    _______________

Eighth       _________   ____________    _____________    _______________

Ninth        _________   ____________    _____________    _______________

Tenth        _________   ____________    _____________    _______________

Eleventh     _________   ____________    _____________    _______________

Twelfth      _________   ____________    _____________    _______________

Thirteenth   _________   ____________    _____________    _______________

Fourteenth   _________   ____________    _____________    _______________

Fifteenth    _________   ____________    _____________    _______________

Sixteenth    _________   ____________    _____________    _______________

Seventeenth  _________   ____________    _____________    _______________

Eighteenth   _________   ____________    _____________    _______________

Nineteenth   _________   ____________    _____________    _______________

Twentieth    _________   ____________    _____________    _______________

                          Schedule B-1

               FORM OF CERTIFICATE TO BE GIVEN BY
             EUROCLEAR OR CEDEL TO OBTAIN INTEREST
              PRIOR TO THE EXCHANGE DATE AND IN CONNECTION
          WITH ISSUANCE OF THE PERMANENT GLOBAL SECURITY
             OR DEFINITIVE CERTIFICATES IN BEARER FORM

                          CERTIFICATE

                  THE CHASE MANHATTAN CORPORATION
                 SENIOR MEDIUM-TERM NOTE, SERIES B
                ISIN:


     This is to certify that, as of the date hereof the undersigned, which is a holder of an interest in the temporary global Security representing the above Securities, is not a United States person.

     As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     If this certificate is being delivered in order to obtain interest prior to the Exchange Date, we confirm that the interest payable on the Interest Payment Date on [Insert Date] will be paid to each of the persons appearing in our records as being entitled to interest to be paid on such Interest Payment Date from whom we have received a written certification prior to such Interest Payment Date to the effect that the beneficial owner of such portion with respect to which interest is to be paid on such date either is not a United States person or is a United States person which is a financial institution which has provided a United States Internal Revenue Service Form W-9 or is an exempt recipient as defined in United States Treasury Regulation Section 1.6049-4(c)(1)(ii) under the United States Internal Revenue Code of 1986, as amended. We undertake to retain certificates received from our member organizations in connection herewith for four years from the end of the calendar year in which such certificates are received.

     If this certificate is being delivered in connection with the issuance of a permanent global Security or definitive Notes in bearer form, we confirm that with respect to $_________ principal amount of the above-captioned Securities no beneficial interest in a permanent global Security or in definitive certificates in bearer form will be delivered to any beneficial owner until we have received the written certification described above.

     The foregoing reflects any advice received subsequent to the date of any certificates stating that the statements contained in such certificate are no longer correct.

Dated:  ______________, 19__



[MORGAN GUARANTY TRUST COMPANY OF
 NEW YORK, Brussels Office, as
 Operator of the Euroclear System]


[CEDEL BANK S.A.]


By  ____________________________

                          Schedule B-2

               FORM OF CERTIFICATE TO BE GIVEN BY
              BENEFICIAL OWNERS TO OBTAIN INTEREST
               PRIOR TO THE EXCHANGE DATE AND IN
             CONNECTION WITH ISSUANCE OF THE PERMANENT
     GLOBAL SECURITY OR DEFINITIVE CERTIFICATES IN BEARER FORM

                          CERTIFICATE


                THE CHASE MANHATTAN CORPORATION
               SENIOR MEDIUM-TERM NOTE, SERIES B
                ISIN:


     This is to certify that as of the date hereof, no portion of the temporary global Security representing the above-captioned Securities and held by you for our account is beneficially owned by a United States person or, if any portion thereof held by you for our account is beneficially owned by a United States person, such United States person is a financial institution within the meaning of Section 1.165-12T(c)(1)(v) of the United States Treasury regulations which hereby agrees to comply with Section 165(j)(3)(A),(B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and certifies that either it has provided an Internal Revenue Service Form W-9 or is an exempt recipient as defined in United States Treasury Regulations Section 1.6049-4(c)(1)(ii) under the United States Internal Revenue Code of 1986, as amended.

     As used herein, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     If this certificate is being provided by a clearing organization, it is based on statements provided to it by its member organizations. If the undersigned is a dealer, the undersigned agrees to obtain a similar certificate from each person entitled to delivery of any of the above-captioned Securities in bearer form purchased from it; provided, however, that, if the undersigned has actual knowledge that the information contained in such a certificate is false, the undersigned will not delivery any Security in temporary, permanent or definitive bearer form to the person who signed such certificate notwithstanding the delivery of such certificate to the undersigned.

     We undertake to advise you by telex if the above statements as to beneficial ownership are not correct on the Interest
Payment Date on [Insert date] as to any such portion of such temporary global Security or on the date of delivery of the above-captioned permanent global Security or definitive certificates in bearer form.

     We understand that this certificate is required in connection with certain securities and tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:___________________, 19__


[Name of Account Holder]


___________________________
(Authorized Signatory)

Name:
Title:



51275